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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement on Form S-4 dated
September 11, 1997 of New RES, Inc., as amended by Pre-Effective Amendment No. 1 dated September 12, 1997, of our report dated February 7, 1997 (related to the financial statements of Telco Communications Group, Inc.), incorporated by reference in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Richmond, Virginia
September 12, 1997